As filed with the Securities and Exchange Commission on April 13, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHSTONE-SMITH OPERATING TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	90-0042860
(State of Incorporation)	(I.R.S. Employer Identification Number)
9200 E. PANORAMA CIRCLE, SUITE 400
ENGLEWOOD, COLORADO 80112
(303) 708-5959
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)
Caroline Brower
Executive Vice President and
General Counsel
Archstone-Smith Operating Trust
9200 E. Panorama, Suite 400
Englewood, Colorado 80112
(303) 708-5959
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Edward J. Schneidman
Mayer, Brown, Rowe & Maw LLP
190 South LaSalle Street
Chicago, Illinois 60603
(312) 782-0600

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	per Share	Price	Fee

Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

ARCHSTONE-SMITH OPERATING TRUST
DEBT SECURITIES
        We may offer and sell from time to time debt securities covered by this prospectus, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. This prospectus provides you with a general description of the debt securities we may offer.
      Each time debt securities are sold using this prospectus, we will provide a supplement to this prospectus or possibly other offering material containing specific information about the offering. The supplement or other offering material may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplement and/or other offering material carefully before you invest.
      We may sell debt securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any debt securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those debt securities.
      This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
      Our principal executive offices are located at 9200 E. Panorama, Suite 400, Englewood, Colorado 80112 and our telephone number is (303) 708-5959.
      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is April 13, 2006.

FORWARD-LOOKING STATEMENTS
      Certain statements included in, or incorporated into, this prospectus supplement and the accompanying prospectus are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the industry and markets in which we operate based on management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets that could adversely affect our cost of capital and our ability to meet our financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in these forward-looking statements. Information concerning expected investment balances, expected funding sources, planned investments, and revenue and expense growth assumptions are examples of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

i

ARCHSTONE-SMITH OPERATING TRUST
      Archstone-Smith Operating Trust, which we refer to as the “Operating Trust,” is a real estate operating company engaged primarily in the operation, development, redevelopment, acquisition and long-term ownership of apartment communities in the United States. The Operating Trust, together with Archstone-Smith Trust, is structured as an umbrella partnership real estate investment trust or “UPREIT,” under which all property ownership and business operations are conducted through the Operating Trust. Archstone-Smith Trust is the sole trustee of the Operating Trust and owned approximately 86.2% of the Operating Trust at December 31, 2005.
      We were formed in 1963 and are organized as a real estate investment trust under the laws of the State of Maryland and have elected to be treated as a partnership for federal income tax purposes. Our principal executive offices are located at 9200 E. Panorama, Suite 400, Englewood, Colorado 80112 and our telephone number is (303) 708-5959.
USE OF PROCEEDS
      We will use the net proceeds from the sale of the debt securities for the development, acquisition and redevelopment of additional apartment communities, as suitable opportunities arise, for the repayment of outstanding indebtedness at that time and for working capital and general corporate purposes.
DESCRIPTION OF DEBT SECURITIES
      The following description sets forth various general terms and provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. We may issue debt securities under an Indenture, dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994, and the Second Supplemental Indenture, dated as of August 2, 2004, between us and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee, and as may be further supplemented from time to time pursuant to one or more supplemental indentures. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and may be read at the corporate trust office of the trustee at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005 or as described below under “Where You Can Find More Information.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the Indenture and the debt securities to be issued thereunder are summaries of the provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the debt securities.
General
      The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be non-convertible investment grade securities. The Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of trustees or as established in one or more supplemental Indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.
      There may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee, and, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.
      Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms thereof, including:

(1) the title of the series of debt securities;

(2) the aggregate principal amount of the series of debt securities and any limit on the principal amount;

(3) the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof, or the method by which any portion will be determined;

(4) the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

(5) the rate or rates at which the debt securities will bear interest (which may be fixed or variable), if any, or the method by which the rate or rates will be determined;

(6) the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

(7) the place or places where principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of that series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Indenture may be served;

(8) the period or periods within which, the price or prices, including the premium or make-whole amount, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of that series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

(9) our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of the series, if any, may be determined with reference to an index, formula or other method and the manner in which those amounts will be determined the index, formula or method may be, but need not be, based on a currency or currencies, currency unit or units or composite currency or currencies;

(12) whether payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

(13) any additions to, modifications of or deletions from the terms of the series of debt securities with respect to the events of default or covenants set forth in the Indenture;

(14) whether the debt securities of that series will be issued in certificated or book-entry form;

(15) whether the debt securities of that series will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and any integral multiple of the debt securities and, if in bearer form, the denominations of the debt securities if other than $5,000 and the terms and conditions relating to the debt securities;

(16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to the series of debt securities and any additions or substitutions of those provisions;

(17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(18) whether and under what circumstances we will pay additional amounts as contemplated in the Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making the payment; and

(19) any other terms of the series of debt securities not inconsistent with the provisions of the Indenture.
      We may issue original discount securities. “Original discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.
      Under the Indenture, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, we will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the series without the consent of the holders.
      Except as explained below under “Covenants — Limitations on Incurrence of Debt” or “Covenants — Debt Covenants Contained in the Second Supplemental Indenture” or as may be provided in any supplemental indenture, the Indenture contains no other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants made by us that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest and Registration
      Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.
      Unless otherwise specified in the applicable prospectus supplement, the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any series of debt securities will be payable at the corporate trust office of the trustee, initially located at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005 ; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to an account of the person maintained within the United States.
      If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be. “Business day” means any day, other than a Saturday or Sunday, on which banks in New York, New York are not required or authorized by law or executive order to close. Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will no longer be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.
Merger, Consolidation or Sale
      We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

(1) either we are the continuing entity, or the successor entity, if other than us, formed by or resulting from the transaction is a person organized and existing under the laws of the United States or any state thereof and will expressly assume payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2) immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ours or any of our subsidiaries as a result of the transaction as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

(3) an officer’s certificate and legal opinion covering such conditions will be delivered to the trustee.
Covenants
      This section describes promises we make in the notes for the benefit of the holders of the notes contained in the Indenture. Except as explained below or as may be provided in any supplemental indenture, the covenants contained in the Indenture will apply to the notes. On August 2, 2004, we entered into the Second Supplemental Indenture with U.S. Bank. The Second Supplemental Indenture contains covenants that are applicable to any notes issued from and after August 2, 2004, and are described below under the caption “Debt Covenants Contained in the Second Supplemental Indenture”. In addition to the covenants contained in the Second Supplemental Indenture, the other covenants contained in the Indenture described below are also applicable to any notes issued on or after August 2, 2004. However, the covenants contained in the Indenture described under the caption “Limitations on Incurrence of Debt” will only apply to the notes for so long as any of our other unsecured long-term indebtedness issued pursuant to the Indenture prior to August 2, 2004 remains outstanding. Compliance with the covenants described below with respect to the notes generally may not be waived by the board of trustees of Archstone-Smith Trust, as our sole trustee, or by the trustee under our Indenture unless the holders of at least a majority in principal amount of all outstanding notes consent to the waiver.
      Limitations on Incurrence of Debt. As noted above, the Indenture contains covenants that will only apply to the notes issued on and after August 2, 2004 while any long-term indebtedness issued pursuant to the Indenture prior to August 2, 2004 remains outstanding. The covenants provide that we may not, and may not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Debt and that of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

(1) our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission, or, if the filing is not permitted under the Securities Exchange Act of 1934, with the trustee, prior to the incurrence of the additional Debt; and

(2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received to the extent that the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.
      In addition to the foregoing limitation on the incurrence of Debt, we may not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any subsidiary is greater than 40% of our Total Assets.
      In addition to the foregoing limitations on the incurrence of Debt, we may not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds from the Debt, and calculated on the assumption that:

(1) the Debt and any other Debt incurred by us and our subsidiaries since the first day of the four-quarter period and the application of the proceeds from the Debt, including to refinance other Debt, had occurred at the beginning of that period;

(2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period except that, in making that computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period;

(3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.
      Debt Covenants Contained in the Second Supplemental Indenture. The Second Supplemental Indenture contains covenants that are in addition to the covenants contained in the Indenture and described in this prospectus. From and after the time that no unsecured long-term indebtedness issued pursuant to the Indenture prior to August 2, 2004 remains outstanding, the covenants contained in the Second Supplemental Indenture will be the only covenants limiting our incurrence of Debt, unless the Indenture is further modified or supplemented. The Second Supplemental Indenture provides that we may not, and may not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds of that Debt, our total Debt would exceed 65% of our Total Assets at the reporting date.
      We may not, and may not permit any subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the incurrence of the additional Debt is less than 1.50 on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the net proceeds from that Debt, and calculated on the assumption that:

•	the additional Debt and any other Debt incurred by us, any of our subsidiaries since the first day of the applicable four-quarter period and the application of the net proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•	the repayment or retirement of any other Debt repaid or retired by us or any of our subsidiaries since the first day of that four-quarter period occurred at the beginning of that period, except that in determining the amount of Debt repaid or retired, the amount of Debt under any of our revolving credit facilities will be computed based upon the average daily balance of that Debt during that period;

•	in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition being included in that pro forma calculation; and

•	in the case of any acquisition or disposition of any asset or group of assets by us or any of our Subsidiaries since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition or disposition being included in that pro forma calculation.
      In addition to the foregoing limitation on the incurrence of Debt, we may not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any subsidiary is greater than 40% of our Total Assets.
      Existence. Except as permitted under “— Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, whether provided under the declaration of trust or by statute, and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

      Maintenance of Properties. We will maintain and keep all of our properties used or useful in the conduct of our business or the business of any subsidiary in good condition, repair and working order and supplied with all necessary equipment and will make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our properties in the ordinary course of business.
      Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.
      Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same will become delinquent,

(1) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or any subsidiary’s property;
provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
      Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will, to the extent permitted under the Securities Exchange Act of 1934, timely file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 and 15(d). We will also in any event:

(1) within 15 days of each required filing date (x) transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if we were subject to those sections and (y) file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if we were subject to those sections; and

(2) if filing the documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.
Important Definitions
      As used in this prospectus,
      “Acquired Debt” means Debt of a person:

(1) existing at the time the person becomes a subsidiary; or

(2) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

      “Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, any of our or our subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.
      “Capital Stock” means, with respect to any person, any capital stock (including preferred stock, shares, interests, participations or other ownership interests), however designated, of the person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options to purchase any thereof.
      “Capitalized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each of our properties for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property.
      “Capitalization Rate” means 7.5%.
      “Consolidated EBITDA” means, for any period of time, without duplication, net earnings or losses, excluding net derivative gains or losses and gains or losses on dispositions of REIT real estate investments as reflected in the reports filed by Archstone-Smith Trust under the Securities Exchange Act, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith, including prepayment penalties; and (6) minority interest. In each case for such period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.
      “Consolidated Income Available for Debt Service” for any period means Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

(1) interest on our or any of our subsidiaries’ Debt;

(2) provision for taxes based on income;

(3) amortization of debt discount;

(4) provisions for gains and losses on properties and property depreciation and amortization;

(5) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for the period; and

(6) amortization of deferred charges.
      “Debt” means any of our or our subsidiaries’ indebtedness, whether or not contingent, in respect of:

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary;

(3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(4) the principal amount of all of our or any of our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(5) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items, other than letters of credit, would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise other than for purposes of collection in the ordinary course of business Debt of another person, other than us or any subsidiary. Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary will create, assume, guarantee or otherwise become liable in respect of a Debt.
      “Disqualified Stock” means, with respect to any person, any Capital Stock of that person which by the terms of the Capital Stock or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable upon the happening of any event or otherwise:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

(2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.
      “Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net as reflected in the financial statements of us and our subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Property EBITDA” is defined as, for any period of time, without duplication net earnings or loss, excluding net derivative gains or losses and gains or losses on dispositions of real estate, before deductions for by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as determined in good faith by us, including prepayment penalties; and (6) minority interest. In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs and pursuit cost write-offs as we determine in good faith.
      “Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least 4 full quarters and (2) with respect to new construction or development property, a property becomes stabilized 4 full quarters after the earlier of (a) 18 months after substantial completion of construction or development, and (b) the quarter in which the occupancy level of the property is at least 93%.
      “Total Assets” for purposes of the covenants other than as described in this prospectus under the caption “Covenants Debt Covenants Contained in the Second Supplemental Indenture”, means, as of any date, the sum of (1) our Undepreciated Real Estate Assets and (2) all other assets of ours determined in accordance with generally accepted accounting principles, but excluding accounts receivable and intangibles.

      “Total Assets” solely for the purposes of the covenants described in this prospectus under the caption “Covenants Debt Covenants Contained in the Second Supplemental Indenture”, mean the sum of: (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of the Operating Trust and our Subsidiaries, undepreciated book value as determined in accordance with GAAP.
      “Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of real estate assets of ours and our subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.
Events of Default, Notice and Waiver
      The following events are “events of default” with respect to any series of debt securities issued under the Indenture:

(1) default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of that series;

(2) default in the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security of that series at its maturity;

(3) default in making any sinking fund payment as required for any debt security of that series;

(4) default in the performance of any other covenant of ours contained in the Indenture other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than that series continued for 60 days after written notice as provided in the Indenture;

(5) default in the payment of an aggregate principal amount exceeding $10,000,000 on any evidence of indebtedness of ours or any mortgage, indenture or other instrument under which the indebtedness is issued or by which the indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of the indebtedness, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

(6) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days;

(7) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any of our significant subsidiaries or for all or substantially all of either of our or our subsidiary’s property; and

(8) any other event of default provided with respect to a particular series of debt securities.
      The term “significant subsidiary” means each significant subsidiary of ours as defined in Regulation S-X promulgated by the Securities and Exchange Commission.
      If an event of default under the Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, of, and the make-whole amount, if any, on, all of the debt securities of that series to be due and payable immediately by written notice of the default to us, and to the trustee if given by the holders. If the debt securities of that series are original issue discount securities or indexed securities, the trustee or the holders may declare the portion of the principal amount as may be specified in the terms of the debt security to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

(1) we shall have deposited with the trustee all required payments of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the trustee; and

(2) all events of default, other than the nonpayment of accelerated principal or specified portion thereof and the make-whole amount, if any or interest, with respect to debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, have been cured or waived as provided in the Indenture.
      The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the Indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

(1) in the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security of that series; or

(2) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
      The trustee is required to give notice to the holders of debt securities within 90 days of a default under the Indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series if the responsible officers of the trustee consider such withholding to be in the interest of the holders. Nevertheless, the trustee may not withhold notice of a default in the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.
      The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy under the Indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable indemnity. This provision will not, however, prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, that debt securities at the respective due dates of the debt securities.
      Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the Indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining therein.
      Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture
      Modifications and amendments of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by modifications or amendments:

(1) change the stated maturity of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any such debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, any premium or make-whole amount and any interest on, or any, additional amounts payable with respect to, any such debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with specified provisions of the Indenture or specified defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture; or

(6) modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holder of the effected debt security.
      The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with specified covenants in the Indenture.
      We and the trustee may modify and amend the Indenture without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to us as obligor under the Indenture;

(2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize specified terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(6) to secure the debt securities;

(7) to establish the form or terms of debt securities of any series and any related coupons;

(8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities of any series in any material respect;

(10) to close the Indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act; or

(11) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.
      The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that shall be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt security;

(2) the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding will be the United States dollar equivalent, determined on the issue date for the debt security, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt security of the amount determined as provided in (1) above;

(3) the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of the other obligor will be disregarded.
      The Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each debt security affected by specified modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series.
      The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1) there will be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.
      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any such agent will be sufficient for any purpose of the Indenture and, subject to Article Six of the Indenture, conclusive in favor of the trustee and us, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
      We may discharge specified obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year. This discharge will be completed by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal and premium or make-whole amount, if any and interest and additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.
      The Indenture provides that, if the provisions of Article Fourteen are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

(2) to be released from our obligations with respect to the debt securities under the covenants described above and, if provided pursuant to Section 301 of the Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event of default with respect to the debt securities, in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates for the debt securities.

      A trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.
      “Government Obligations” means securities which are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
      Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security; or

(2) a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or the cessation of usage based on the applicable market exchange rate.
      “Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency, other than the European currency unit or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2) the European currency unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

(3) any currency unit or composite currency other than the European currency unit for the purposes for which it was established.
      Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.
      In the event we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of the amounts due at the time of acceleration. Nevertheless, the event of default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to Sections 1004 to 1009, inclusive, of the Indenture and described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance would no longer be applicable to the debt securities.
      The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Registration and Transfer
      Subject to specified limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to specified limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If we have designated such a transfer agent or transfer agents, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series.
      Neither we nor the trustee will be required to

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

No Conversion Rights
      The debt securities will not be convertible into or exchangeable for any shares or units of beneficial interest of the Operating Trust or Archstone-Smith Trust.

Book-Entry Procedures
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with The Depository Trust Company, as depository. Global securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee of the depository to a successor depository or any nominee of the successor.
      The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series. Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
      Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depository, which we refer to as “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee and records of participants, with respect to beneficial interests of participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
      So long as the depository for a global security or its nominee is the registered owner of the global security, the depository or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any the debt securities of the series in definitive form and will not be considered the owners or holders thereof under the Indenture.
      Payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of us, the trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      We expect that the depository for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, make-whole amount or interest in respect of a permanent global security representing any of the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of the participants.
      If a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of the series in exchange for the global security representing the series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global securities and, in such event, will issue individual debt securities of the series in exchange for the global security or securities representing the series of debt securities. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.
No Personal Liability
      No past, present or future trustee, officer, employee or shareholder, as such, of ours or any successor will have any liability for any obligations of us under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Trustee
      There may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee, and except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.
PLAN OF DISTRIBUTION
      We may sell the debt securities to one or more underwriters or dealers for public offering and sale by them or may sell the debt securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter, dealer or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement.
      The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market price). We also may, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

      Any underwriting compensation paid by us to underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward various civil liabilities, including liabilities under the Securities Act of 1933. Any such indemnification agreements will be described in the applicable prospectus supplement.
      If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by various institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of debt securities sold pursuant to delayed delivery contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1) the purchase by an institution of the debt securities covered by its delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

(2) if the debt securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the debt securities less the principal amount thereof covered by delayed delivery contracts.
      Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about debt securities. The rules and regulations of the Securities and Exchange Commission allow us to omit specified information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy any of this information at the following location of the Securities and Exchange Commission:

Public Reference Room
100 F Street NE
Washington, D.C. 20549
      You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.
      The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including the Operating Trust, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning the Operating Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

      The Securities and Exchange Commission allows us to “incorporate by reference” information in this document, which means that the Operating Trust can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this document.
      The documents listed below that we have previously filed with the Securities and Exchange Commission (File No. 1-10272) are considered to be a part of this prospectus. They contain important business and financial information about us that is not included in or delivered with this document.

2005 Annual Report on Form 10-K	Filed on March 9, 2006
Periodic Report on Form 8-K	Filed on March 16, 2006
      All documents subsequently filed (other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed) by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information which has been incorporated by reference in this prospectus (not including exhibits to that information unless those exhibits are specifically incorporated by reference in that information). Requests should be directed to Archstone-Smith Operating Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112, Attention: Secretary, telephone number: (303) 708-5959.
EXPERTS
      The consolidated financial statements and schedules of Archstone-Smith Operating Trust as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
      The validity of the debt securities will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
      An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
      Article 4, Section 11 of Archstone’s Amended and Restated Declaration of Trust, and Section 5.7A of Annex A thereto, provides as follows with respect to indemnification of trustees and officers:

“The Trust shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Trust or the Trustee or the operation of, or the ownership of property by, the Trust or the Trustee as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 5.7A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 5.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the Trust, and any insurance proceeds from the liability policy covering the Trustee and any Indemnitee, and neither the Trustee nor any other Unitholder shall have any obligation to contribute to the capital of the Trust or otherwise provide funds to enable the Trust to fund its obligations under this Section 5.7.”
      Article 4, Section 10 of Archstone’s Amended and Restated Declaration of Trust, and Section 5.8A of Annex thereto, provides as follows with respect to the limitation of liability of Trustees:

“To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, the Trustee shall not be liable to the Trust or to any Unitholder for money damages. Neither the amendment nor repeal of this Section 5.8A, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 5.8A, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Unitholder, the Trustee shall not be liable to the Trust or to any Unitholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.”

      Article 8, Section 1 of Archstone’s Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of officers:

“To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers, employees or agents of a real estate investment trust, no officer, employee or agent of the Trust shall be liable to the Trust or to any Unitholder for money damages.”
      Article VIII, Section 1 of the registrant’s Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of officers:

The registrant has entered into indemnity agreements with each of its officers and Trustee which provide for reimbursement of all expenses and liabilities of such officer or Trustee arising out of any lawsuit or claim against such officer or Trustee due to the fact that he, she or it was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.	EXHIBITS.
      See the Index to Exhibits, which is hereby incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.
      The registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
      That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

Any other communication that is an offer in the offering made by the registrant to the purchaser.
      That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado on the 13th day of April, 2006.

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ R. Scot Sellers

Name: R. Scot Sellers

Title:	Chairman and Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned trustees and officers of Archstone-Smith Operating Trust, hereby constitutes and appoints R. Scot Sellers, Charles E. Mueller, Jr. and Caroline Brower, and each and any of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in an about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature		Title	Date

/s/ R. Scot Sellers R. Scot Sellers		Chairman and Chief Executive Officer (Principal Executive Officer)	April 13, 2006

/s/ Charles E. Mueller, Jr. Charles E. Mueller, Jr.		Chief Financial Officer (Principal Financial Officer)	April 13, 2006

/s/ Mark A. Schumacher Mark A. Schumacher		Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 13, 2006

ARCHSTONE-SMITH TRUST		Trustee	April 13, 2006

By:	/s/ Caroline Brower Name: Caroline Brower Title: Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Document Description

4.1	Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.3 to Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on November 1, 2001).

4.2	Amended and Restated Bylaws of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.4 to Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on November 1, 2001).

4.3	Amended and Restated Declaration of Trust of Archstone-Smith Trust (incorporated by reference to Exhibit 4.1 to Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on November 1, 2001).

4.4	Amended and Restated Bylaws of Archstone-Smith Trust (incorporated by reference to Exhibit 4.2 to Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on November 1, 2001).

4.5	Indenture, dated as of February 1, 1994, between Archstone-Smith Operating Trust (formerly Archstone Communities Trust) and Morgan Guaranty Trust Company of New York, as Trustee relating to Archstone-Smith Operating Trust’s (formerly Archstone Communities Trust) unsecured senior debt securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1993).

4.6	First Supplemental Indenture, dated February 2, 1994, among Archstone-Smith Operating Trust (formerly Archstone Communities Trust), Morgan Guaranty Trust Company of New York and State Street Bank and Trust Company, as successor Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated July 19, 1994).

4.7	Second Supplemental Indenture, dated August 2, 2004, among Archstone-Smith Operating Trust, and U.S. Bank National Association, as successor Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 2, 2004).

4.8	Indenture, dated as of August 14, 1997, between Security Capital Atlantic Incorporated and State Street Bank and Trust Company, as Trustee (incorporated by reference to Exhibit 4.8 to Security Capital Atlantic Incorporated’s Registration Statement on Form S-11 (File No. 333-30747)).

4.9	Form of Archstone-Smith Operating Trust Class A-1 common unit certificate (incorporated by reference to Exhibit 3.11 to the Registrant’s Registration Statement on Form S-4 (File No. 333-64540)).

4.10	Form of Archstone-Smith Trust common share of beneficial interest share certificate (incorporated by reference to Exhibit 3.3 to Archstone-Smith Trust’s Registration Statement on Form S-4 (File No. 333-63734)).

4.11	Articles Supplementary for Series E Cumulative Redeemable Preferred Units of Beneficial Interest of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 10.1 of Archstone-Smith Trust’s (Commission File No. 1-16755) report on Form 10-Q for the quarter ended September 30, 2002).

4.12	Articles Supplementary for Series F Cumulative Redeemable Preferred Units of Beneficial Interest of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 10.2 of Archstone-Smith Trust’s (Commission File No. 1-16755) report on Form 10-Q for the quarter ended September 30, 2002).

4.13	Articles Supplementary for Series G Cumulative Redeemable Preferred Units of Beneficial Interest of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 10.3 of Archstone-Smith Trust’s (Commission File No. 1-16755) report on Form 10-Q for the quarter ended September 30, 2002).

4.14	Articles Supplementary for Series M Preferred Unit of Beneficial Interest of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 3.1 to Archstone-Smith Trust’s (Commission File No. 1-16755) Current Report on Form 8-K filed with the SEC on December 16, 2004).

4.15	Articles Supplementary for Series N-1 Preferred Unit of Beneficial Interest and Series N-2 Preferred Unit of Beneficial Interest of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2005).

Exhibit
Number	Document Description

4.16	Articles of Amendment to Declaration of Trust of Archstone-Smith Trust (incorporated by reference to Exhibit 3.1 to Archstone-Smith Trust’s Current Report of Form 8-K filed with the SEC on May 10, 2005)

4.17	Amendment to Amended and Restated Bylaws of Archstone-Smith Trust (incorporated by reference to Exhibit 3.1 to Archstone-Smith Trust’s Current Report on Form 8-K filed with the SEC on March 10, 2006)

5	Opinion of Mayer, Brown, Rowe & Maw LLP as to the legality of the securities offered.

23.1	Consent of KPMG LLP.

23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page hereto).

25	Statement of Eligibility of Trustee on Form T-1.